Exhibit 99.1

Ideanomics Invests in California-based e-Tractor Company, Solectrac

-	Ideanomics acquires a 15% stake in e-Tractor company Solectrac, whose mission is to offer farmers independence from the pollution, infrastructure, and price volatility associated with fossil fuels
-	According to Research And Markets, the global agricultural tractor market is currently valued at $75 billion and poised for rapid growth
~~-~~	The largest segment for agricultural tractors is the below 40HP segment, where Solectrac’s initial three models address the broad needs of the market

New York October 22, 2020/PRNewswire/ - Ideanomics (NASDAQ: IDEX) ("Ideanomics" or the "Company") is pleased to announce it has acquired 15% of California-based Solectrac, Inc. for the consideration of $1.3 million. Solectrac develops, assembles and distributes 100% battery-powered electric tractors—an alternative to diesel tractors—for agriculture and utility operations. With this investment in Solectrac, Ideanomics expands its global footprint in the electric vehicle (EV) industry, specifically in the category of specialty commercial vehicles. This investment marks its first in an existing US-based OEM, and Ideanomics will assume a seat on Solectrac’s Board of Directors.

“We are very impressed with Steve Heckeroth, CEO, his team, and their deep knowledge of the agricultural sector. We have been interested in this industry for some time because we knew EVs could have an immediate impact without the need for extensive infrastructure,” says Alf Poor, CEO of Ideanomics. “Solectrac is a pioneer in the electric tractor market and shares our motivation and passion for a cleaner tomorrow.”

According to Research And Markets, the global agricultural tractor market is currently valued at $75 billion, with the North American agricultural tractor market expected to reach $20 billion by 2023. The largest segment for agricultural tractors is the below-40HP segment, where Solectrac’s initial three models address the broad needs of the market. Its tractors are specifically designed to serve the needs of community-based farms, vineyards, orchards, equestrian arenas, greenhouses, and hobby farms.

“With our zero-emission electric tractors, tractor operators don’t have to choose between power and environmentally friendly practices,” says Steve Heckeroth, CEO and founder of Solectrac and visionary in the renewable energy and EV industry. “My life’s work has been dedicated to creating clean, renewable alternatives to fossil fuels. Now—with Ideanomics and the company’s unique experience and industry perspective—we are well-positioned to achieve these goals.”

Founded in 2012 to take small, farm-electric tractors into commercial production, Solectrac was incorporated as a California Benefit Corp in 2019. It has received grants from the Indian U.S. Science and Technology Fund (IUSSTF) and the National Science Foundation (NSF). Earlier this year, Solectrac received the World Alliance Solar Impulse Efficient Solutions label from the Solar Impulse Foundation. The label was awarded for being one of the one thousand most efficient and profitable solutions that can transition society to being economically viable while being environmentally sustainable.

For more information, visit: ideanomics.com and solectrac.com.

About Solectrac

Solectrac, Inc., located in Northern California, has developed 100% battery powered, all electric tractors for agriculture and utility operations. Solectrac tractors provide an opportunity for farmers around the world to power their tractors by using the sun, wind, and other clean renewable sources of energy. The company’s mission is to offer farmers independence from the pollution, infrastructure, and price volatility associated with fossil fuels.

About Ideanomics

Ideanomics is a global company that facilitates the adoption of commercial electric vehicles and supports next-generation financial services and fintech products. Our electric vehicle division, Mobile Energy Global (MEG) provides group purchasing discounts on commercial electric vehicles, EV batteries and electricity, as well as financing and charging solutions; we refer to this business model as sales to financing to charging (S2F2C). Ideanomics Capital provides fintech services that include intelligent and innovative solutions powered by AI and blockchain. Together, MEG and Ideanomics Capital provide our global customers and partners with more efficient solutions for a greener economy.

The company is headquartered in New York, NY, with offices in Beijing, Hangzhou, and Qingdao, and operations in the U.S., China, Ukraine, and Malaysia.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements". All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties, and include statements regarding our intention to transition our business model to become a next-generation financial technology company, our business strategy and planned product offerings, our intention to phase out our oil trading and consumer electronics businesses, and potential future financial results. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of risks and uncertainties, such as risks related to: our ability to continue as a going concern; our ability to raise additional financing to meet our business requirements; the transformation of our business model; fluctuations in our operating results; strain to our personnel management, financial systems and other resources as we grow our business; our ability to attract and retain key employees and senior management; competitive pressure; our international operations; and other risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on the SEC website at www.sec.gov.. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Investor Relations and Media Contact

Solectrac, Inc.

Christiane Heckeroth, CCO

Email: christiane@solectrac.com

Ideanomics,Inc.

Tony Sklar, SVP of Investor Relations

1441 Broadway, Suite 5116 New York, NY 10018.

Email: ir@ideanomics.com

Valerie Christopherson / Lora Wilson

Global Results Communications (GRC)

+1 949 306 6476

valeriec@globalresultspr.com